Contact:	Peter J. Cunningham
First Vice President, Investor Relations
516-327-7877
ir@astoriafederal.com

FOR IMMEDIATE RELEASE

ASTORIA FINANCIAL CORPORATION TO ANNOUNCE FIRST QUARTER
EARNINGS & HOST CONFERENCE CALL

Lake Success, New York, March 23, 2011 -- Astoria Financial Corporation (NYSE: AF), announced that it expects to report first quarter 2011 earnings on Wednesday, April 20, 2011 at approximately  4:45 p.m. Eastern Time (ET).   A copy of the news release will be immediately available on its web site, www.astoriafederal.com.
The Company also announced that Monte N. Redman, President & COO of Astoria will host an earnings conference call on Thursday, April 21, 2011 at 10:00 a.m. (ET).
Toll-free dial-in:	(888) 562-3356	Conference ID:	51499635
International dial-in:	(973) 582-2700	Conference ID:	51499635
A simultaneous webcast of the conference call will also be available on the Company’s web site at www.astoriafederal.com and will be archived for one year.
A telephone replay will be available on Thursday, April 21, 2011 from 1:00 p.m. (ET) through midnight, Saturday, April 30, 2011.
Replay # (Domestic):	(800) 642-1687	PIN Code:	51499635
Replay # (International):	(706) 645-9291	PIN Code:	51499635

Astoria Financial Corporation, with assets of $18.1 billion, is the holding company for Astoria Federal Savings and Loan Association.  Established in 1888, Astoria Federal, with deposits in New York totaling $11.6 billion, is the largest thrift depository in New York.  Astoria Federal embraces its philosophy of “Putting people first” by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com.  Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering fourteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering fifteen states and the District of Columbia.
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